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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                JANUARY 18, 2006


                          BLACK WARRIOR WIRELINE CORP.
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             (Exact name of registrant as specified in its charter)


DELAWARE                                  0-18754                     11-2904094
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(State or other jurisdiction     (Commission File Number)          (IRS Employer
of incorporation)                                            Identification No.)


                 100 ROSECREST LANE, COLUMBUS, MISSISSIPPI 39701
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (662) 329-1047


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

     |_| Written communications pursuant to Rule 425 under the Securities Act |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act
     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act



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                SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On January 18, 2006, we entered into an employment agreement with Mr. Robert McNally, effective January 1, 2006, to serve as our Executive Vice President and a Director for an initial term expiring December 31, 2008, subject to automatic extensions thereafter for additional terms of one year unless either party shall have given notice not less than 30 days prior to such expiration that the term will not be extended. Under the agreement, Mr. McNally receives a base salary of not less than $300,000 per year and was granted an option to purchase 150,000 shares of our common stock at an exercise price of $7.50 per share. If we achieve, during any calendar quarter during the period of Mr. McNally's employment, commencing with the quarter ending March 31, 2006, a ratio of EBITDA to sales of 20% or more, Mr. McNally will be paid a bonus for the quarter equal to 0.5% of our EBITDA during the quarter with an initial annual limitation on such payment of $200,000, subject to increase of the annual limitation at the discretion of our chief executive officer and Board of Directors. Mr. McNally received an execution bonus of $50,000 upon execution of the agreement. In the event of a Change of Control, as defined, or in the event either Mr. McNally or Mr. Jenkins should not be reelected to our Board of Directors at any shareholders meeting or be required to resign pursuant to our By-laws, Mr. McNally will have the option to terminate the agreement and Mr. McNally will be paid a sum equal to three times the compensation paid to Mr. McNally during the 12 months preceding the Change of Control. However, if a Change of Control occurs on or before December 31, 2006, Mr. McNally is to be paid $1.5 million, which amount is comprised of Mr. McNally's maximum salary and bonus for the year 2006. A Change of Control is defined in the agreement as any of the following occurring after January 1, 2006: any person or group of persons acquiring 20% or more of our outstanding shares of voting capital stock, the sale of more than 25% of our assets in a single or series of related transactions, a merger of our company with any other person or firm, or during any period of 12 consecutive calendar months, the individuals who were Directors at the beginning of such period (including Directors whose election or nomination for election was approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period or whose election was so approved) cease for any reason other than death or disability to constitute a majority of the Directors then in office. A Change of Control shall not be deemed to occur as a result of our previously proposed public offering of our securities.

         The employment agreement further provides that, while in our employ and thereafter, Mr. McNally will not divulge or use any of our confidential information and, during the term of his employment, will not engage in activities in competition with us. We agreed to keep in full force and effect, and Mr. McNally is entitled to participate in, all employee benefit plans in effect on the date of the agreement or other arrangements with at least equivalent benefits. Mr. McNally is also entitled to the same benefits package as our other employees.



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                SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

         Upon execution of an Employment Agreement on January 18, 2006 with Robert McNally, Mr. McNally became a Director and Executive Vice President of our company. From 1994 through 2000, Mr. McNally held a variety of field engineering, sales and marketing positions with Schlumberger Ltd. From July of 2000 through the end of 2005, Mr. McNally was an associate and then Vice President of Simmons & Company International, a leading energy investment bank, in its corporate finance department, primarily providing investment banking and corporate finance advisory services to oilfield service companies. As an employee of Simmons & Company International, Mr. McNally served as our primary financial advisor from 2001 through 2005. Mr. McNally is 35 years old.

         The information set forth in this Current Report in response to Item
1.01. Entry Into a Material Definitive Agreement is incorporated hereunder regarding our Employment Agreement with Mr. McNally.


                            SECTION 8 - OTHER EVENTS

ITEM 8.01. OTHER EVENTS

         On January 18, 2006, we issued a press release announcing that Mr. Robert McNally has been employed by us as Executive Vice President and has been elected a Director. The text of the press release is attached as an exhibit to this current report.


                  SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

           (a) Financial statements of businesses acquired.

               Not applicable.

           (b) Pro forma financial information.

               Not applicable.

           (c) Exhibits.



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               10.1  Employment Agreement dated as of January 1, 2006, entered into on January 18, 2006, between the Registrant and Robert McNally.

               99.1  Press Release dated January 18, 2006.



















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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 BLACK WARRIOR WIRELINE CORP.





Dated: January 20, 2006                     By:  /s/ William L. Jenkins
                                                 -----------------------------
                                                 William L. Jenkins, President












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                                INDEX TO EXHIBITS







               10.1 Employment Agreement dated as of January 1, 2006, entered into on January 18, 2006, between the Registrant and Robert McNally.

               99.1  Press Release dated January 18, 2006.































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